Consent of Independent Registered Public Accounting Firm

To the Board of Trustees

AIM Investment Securities Funds (Invesco Investment Securities Funds):

We consent to the use of our reports dated September 26, 2018 on the financial statements of Oppenheimer Intermediate Income Fund, Oppenheimer Government Cash Reserves, Oppenheimer Government Money Market Fund, and Oppenheimer Ultra-Short Duration Fund, incorporated herein by reference, and to the references to our firm under the headings Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

KPMG LLP

Denver, Colorado

November 21, 2019